Exhibit 99.2 A P O L L O G L O B A L M A N A G E M E N T Apollo Global Management, LLC Second Quarter 2018 Earnings August 2, 2018

Apollo 2Q'18 Financial Results Highlights

GAAP Results

($ in millions, except per share data)	2Q'18	Per Share	YTD'18	Per Share
• Net Income	$143.8	N/A	$34.5	N/A
• Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	$54.7	$0.25	($8.0)	($0.09)

Non-GAAP Measures & Distribution

($ in millions, except per share data)	2Q'18	Per Share	YTD'18	Per Share
• Economic Net Income (Loss) ("ENI")	$108.5	$0.27	($12.5)	($0.03)
• Fee Related Earnings ("FRE")	$185.7	$0.45	$318.6	$0.77
• Distributable Earnings ("DE") After Taxes and Related Payables	$218.2	$0.53	$409.4	$0.99

- Declared 2Q'18 distribution of $0.43 per Class A share and equivalent (payout ratio of 81%)

Assets Under Management

- Total Assets Under Management ("AUM") of $269.5 billion
- Fee-Generating AUM ("FGAUM") of $202.2 billion
- Performance Fee-Eligible AUM ("PFEAUM") of $120.3 billion and Performance Fee-Generating AUM ("PFGAUM") of $56.0 billion
- Dry Powder of $47.7 billion available for investment

Business Drivers

- Inflows: $27.5 billion of capital inflows ($47.9 billion LTM[1])
- Deployment: $5.1 billion invested ($16.9 billion LTM)
- Realizations: $2.9 billion of capital returned to investors ($13.3 billion LTM)
- Performance: Credit Gross Return[2] 1.3% (6.8% LTM)
  Private Equity Fund Appreciation 1.7% (15.8% LTM)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 33 to 36. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 5, 20 and 25.

1) "LTM" refers to the last twelve months ended June 30, 2018.

2) Represents total Credit gross return, excluding assets managed by Athene Asset Management, LLC ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total Credit net return was 1.0% for 2Q'18 and 5.6% for LTM.

APOLLO

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GAAP Consolidated Statements of Operations (Unaudited)

- Net Income was $143.8 million for the quarter ended June 30, 2018; Net Income Attributable to Apollo Global Management, LLC (Class A shares) was $54.7 million for the quarter ended June 30, 2018

($ in thousands, except share data)	2Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Revenues:					
Management fees	$281,305	$286,726	$341,626	$550,848	$628,352
Advisory and transaction fees, net	23,629	13,551	15,440	38,696	28,991
Investment income (loss):					
Performance allocations	120,393	(124,165)	129,085	472,986	4,920
Principal investment income (loss)	16,836	(12,994)	22,175	55,389	9,181
Total investment income (loss)	137,229	(137,159)	151,260	528,375	14,101
Incentive fees	7,545	3,785	14,990	13,893	18,775
Total Revenues	449,708	166,903	523,316	1,131,812	690,219
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	105,545	115,826	115,075	207,158	230,901
Equity-based compensation	22,740	35,525	37,784	45,847	73,309
Profit sharing expense	58,059	(12,277)	70,545	202,383	58,268
Total Compensation and Benefits	186,344	139,074	223,404	455,388	362,478
Interest expense	13,195	13,797	15,162	26,194	28,959
General, administrative and other	59,729	61,677	62,517	121,769	124,194
Placement fees	5,258	327	311	7,163	638
Total Expenses	264,526	214,875	301,394	610,514	516,269
Other Income (Loss):					
Net gains (losses) from investment activities	(513)	(67,133)	(67,505)	34,004	(134,638)
Net gains from investment activities of consolidated variable interest entities	6,132	6,532	9,213	10,240	15,745
Interest income	622	3,559	4,547	1,425	8,106
Other income (loss), net	742	4,246	(5,443)	19,389	(1,197)
Total Other Income (Loss)	6,983	(52,796)	(59,188)	65,058	(111,984)
Income (loss) before income tax provision	192,165	(100,768)	162,734	586,356	61,966
Income tax (provision) benefit	777	(8,580)	(18,924)	(38,384)	(27,504)
Net Income (Loss)	192,942	(109,348)	143,810	547,972	34,462
Net (income) loss attributable to Non-Controlling Interests	(101,262)	51,086	(80,200)	(311,096)	(29,114)
Net Income (Loss) Attributable to Apollo Global Management, LLC	91,680	(58,262)	63,610	236,876	5,348
Net income attributable to Series A Preferred Shareholders	(4,772)	(4,383)	(4,383)	(4,772)	(8,766)
Net income attributable to Series B Preferred Shareholders	—	—	(4,569)	—	(4,569)
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	$86,908	($62,645)	$54,658	$232,104	($7,987)
Distributions Declared and Paid per Class A Share	$0.49	$0.66	$0.38	$0.94	$1.04
Net Income Per Class A Share:					
Net Income (Loss) Available to Class A Share – Basic	$0.44	($0.34)	$0.25	$1.19	($0.09)
Net Income (Loss) Available to Class A Share – Diluted	$0.44	($0.34)	$0.25	$1.19	($0.09)
Weighted Average Number of Class A Shares Outstanding – Basic	190,591,756	198,432,603	200,711,475	188,564,562	199,578,334
Weighted Average Number of Class A Shares Outstanding – Diluted	190,591,756	198,432,603	200,711,475	188,564,562	199,578,334

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GAAP Consolidated Statements of Financial Condition (Unaudited) ($ in thousands, except share data) As of As of June 30, 2018 December 31, 2017 Assets: Cash and cash equivalents $1,093,125 $751,273 Restricted cash 3,859 3,875 U.S. Treasury securities, at fair value — 364,649 Investments (includes performance allocations of $1,401,205 and $1,828,930 as of June 30, 2018 and December 31, 2017, respectively) 3,230,588 3,559,834 Assets of consolidated variable interest entities 1,299,000 1,328,586 Incentive fees receivable 17,496 43,176 Due from related parties 315,244 262,588 Deferred tax assets 364,061 337,638 Other assets 209,482 231,757 Goodwill 88,852 88,852 Intangible assets, net 17,306 18,842 Total Assets $6,639,013 $6,991,070 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $74,466 $68,873 Accrued compensation and benefits 110,311 62,474 Deferred revenue 109,182 128,146 Due to related parties 412,092 428,013 Profit sharing payable 659,907 752,276 Debt 1,357,640 1,362,402 Liabilities of consolidated variable interest entities 953,927 1,117,721 Other liabilities 139,511 173,369 Total Liabilities 3,817,036 4,093,274 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Series A Preferred shares, 11,000,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017 264,398 264,398 Series B Preferred shares, 12,000,000 and 0 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively 289,815 — Class A shares, no par value, unlimited shares authorized, 201,585,096 and 195,267,669 shares issued and outstanding as of June 30, — — 2018 and December 31, 2017, respectively Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding as of June 30, 2018 and December 31, 2017 — — Additional paid in capital 1,429,307 1,579,797 Accumulated deficit (430,335) (379,460) Accumulated other comprehensive loss (3,130) (1,809) Total Apollo Global Management, LLC shareholders’ equity 1,550,055 1,462,926 Non-Controlling Interests in consolidated entities 269,162 140,086 Non-Controlling Interests in Apollo Operating Group 1,002,760 1,294,784 Total Shareholders’ Equity 2,821,977 2,897,796 Total Liabilities and Shareholders’ Equity $6,639,013 $6,991,070 3

Summary of Non-GAAP Measures

($ in thousands, except per share data)	2Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Management Fees	$266,908	$272,203	$325,864	$518,961	$598,067
Advisory and Transaction Fees, Net	23,629	12,994	15,580	38,696	28,574
Performance Fees	128,266	(122,964)	140,859	487,272	17,895
Principal Investment Income (Loss)	17,219	(12,604)	22,792	56,433	10,188
Total Segment Revenues	**436,022**	**149,629**	**505,095**	**1,101,362**	**654,724**
Salary, Bonus and Benefits	98,560	106,531	104,501	193,281	211,032
Equity-Based Compensation	17,566	17,358	16,033	34,311	33,391
Profit Sharing Expense	58,001	1,900	96,780	206,276	98,680
Other Expenses	58,933	54,702	55,987	114,769	110,689
Total Segment Expenses	**233,060**	**180,491**	**273,301**	**548,637**	**453,792**
Segment Other Income (Loss) Net of Non-Controlling Interests	(12,245)	(74,033)	(84,681)	27,987	(158,714)
Economic Income (Loss)[1]	**$190,717**	**($104,895)**	**$147,113**	**$580,712**	**$42,218**
Taxes	(2,397)	(11,736)	(29,690)	(60,769)	(41,426)
Preferred Distributions	(4,772)	(4,383)	(8,952)	(4,772)	(13,335)
Economic Net Income (Loss)	**$183,548**	**($121,014)**	**$108,471**	**$515,171**	**($12,543)**
Per Share	$0.46	($0.30)	$0.27	$1.28	($0.03)
Fee Related Earnings	**$140,464**	**$132,899**	**$185,671**	**$274,939**	**$318,570**
Per Share[2]	$0.34	$0.32	$0.45	$0.67	$0.77
Distributable Earnings	**$257,706**	**$206,753**	**$241,022**	**$497,311**	**$447,775**
Taxes and Related Payables[3]	(6,724)	(11,198)	(13,838)	(13,072)	(25,036)
Preferred Distributions	(4,772)	(4,383)	(8,952)	(4,772)	(13,335)
Distributable Earnings After Taxes and Related Payables	**$246,210**	**$191,172**	**$218,232**	**$479,467**	**$409,404**
Per Share of Common & Equivalent[2]	$0.60	$0.46	$0.53	$1.17	$0.99
Net Distribution per Share of Common & Equivalent[2]	$0.52	$0.38	$0.43	$1.01	$0.81
Payout Ratio	87%	83%	81%	86%	82%

1) YTD'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding, which were recorded in Other income (loss).

2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 27 for details regarding the shareholder distribution and page 28 for the share reconciliation.

3) Represents the estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement. DE After Taxes and Related Payables is calculated after current taxes and the impact of the tax receivable agreement ("TRA"). The TRA component of taxes used in calculating DE After Taxes was previously estimated based on the tax asset used to reduce the prior year's tax liability. In 2018, the DE effective tax rate, using this estimation methodology, results in an increase in the tax rate despite the significantly reduced federal tax rate under tax reform. We believe it is more meaningful to estimate the current year impact of the TRA component of taxes when calculating DE After Taxes. The impact of this change is not significant to DE After Taxes and Related Payables as previously reported; DE After Taxes and Related Payables would have been $238.5 million and $463.7 million in 2Q'17 and YTD'17, respectively.

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Reconciliation of GAAP to Non-GAAP Measures

($ in thousands)	2Q'17	3Q'17	4Q'17	1Q'18	2Q'18	YTD'17	YTD'18
GAAP Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$86,908**	**$198,569**	**$184,893**	**($62,645)**	**$54,658**	**$232,104**	**($7,987)**
Preferred distributions	4,772	4,383	4,383	4,383	8,952	4,772	13,335
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	4,535	1,048	(76)	5,979	8,716	7,919	14,695
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	96,727	230,363	272,104	(57,065)	71,484	303,177	14,419
GAAP Net Income (Loss)	**$192,942**	**$434,363**	**$461,304**	**($109,348)**	**$143,810**	**$547,972**	**$34,462**
Income tax provision (benefit)	(777)	16,542	271,019	8,580	18,924	38,384	27,504
GAAP Income (Loss) Before Income Tax Provision (Benefit)	**$192,165**	**$450,905**	**$732,323**	**($100,768)**	**$162,734**	**$586,356**	**$61,966**
Transaction-related charges and equity-based compensation[1]	3,087	8,514	6,707	1,852	(6,905)	2,275	(5,053)
Gain from remeasurement of tax receivable agreement liability	—	—	(200,240)	—	—	—	—
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(4,535)	(1,048)	76	(5,979)	(8,716)	(7,919)	(14,695)
Economic Income (Loss)	**$190,717**	**$458,371**	**$538,866**	**($104,895)**	**$147,113**	**$580,712**	**$42,218**
Income tax provision on Economic Income (Loss)	(2,397)	(22,356)	(44,155)	(11,736)	(29,690)	(60,769)	(41,426)
Preferred distributions	(4,772)	(4,383)	(4,383)	(4,383)	(8,952)	(4,772)	(13,335)
Economic Net Income (Loss)	**$183,548**	**$431,632**	**$490,328**	**($121,014)**	**$108,471**	**$515,171**	**($12,543)**
Preferred distributions	4,772	4,383	4,383	4,383	8,952	4,772	13,335
Income tax provision on Economic Income (Loss)	2,397	22,356	44,155	11,736	29,690	60,769	41,426
Performance fees[2]	(122,529)	(340,401)	(498,714)	128,239	(135,093)	(480,809)	(6,854)
Profit sharing expense	58,001	131,445	171,496	1,900	96,780	206,276	98,680
Equity-based compensation	17,566	17,058	16,505	17,358	16,033	34,311	33,391
Principal investment (income) loss	(17,219)	(48,014)	(58,504)	12,604	(22,792)	(56,433)	(10,188)
Net (gains) losses from investment activities	399	(68,529)	7,846	67,137	67,565	(34,091)	134,702
Net interest loss	12,067	11,509	9,420	9,941	10,336	24,055	20,277
Other	1,462	750	370	615	5,729	918	6,344
Fee Related Earnings	**$140,464**	**$162,189**	**$187,285**	**$132,899**	**$185,671**	**$274,939**	**$318,570**
Realized performance fees[3]	193,054	54,802	197,768	122,302	114,474	378,789	236,776
Realized profit sharing expense[3]	(79,083)	(35,673)	(75,359)	(63,647)	(69,810)	(167,806)	(133,457)
Non-cash management fees	(842)	(842)	(842)	(842)	(843)	(1,685)	(1,685)
Realized principal investment income	13,658	10,339	25,809	23,393	19,373	32,094	42,766
Net interest loss	(12,067)	(11,509)	(9,420)	(9,941)	(10,336)	(24,055)	(20,277)
Depreciation and amortization	2,522	5,825	2,319	2,589	2,493	5,035	5,082
Distributable Earnings	**$257,706**	**$185,131**	**$327,560**	**$206,753**	**$241,022**	**$497,311**	**$447,775**
Taxes and related payables	(6,724)	(7,272)	(5,993)	(11,198)	(13,838)	(13,072)	(25,036)
Preferred distributions	(4,772)	(4,383)	(4,383)	(4,383)	(8,952)	(4,772)	(13,335)
Distributable Earnings After Taxes and Related Payables	**$246,210**	**$173,476**	**$317,184**	**$191,172**	**$218,232**	**$479,467**	**$409,404**

1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated related parties to employees of Apollo.
2) Excludes performance fees from a publicly traded business development company we manage.
3) 1Q'18 and YTD'18 excludes realized performance fees and realized profit sharing expense settled in the form of Athene shares.

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Fee Related Earnings Rollforward • The meaningful increase in FRE during 2Q'18 was driven by rising management fees, primarily due to the commencement of Fund IX, as well as relatively stable expenses Quarterly Trailing FRE 2Q'18 FRE Bridge ($ in millions) Mgmt $3 $2 2 $185.7 $187.3 Fees ($5) FRE Margin1 ($1) Transaction Comp Other Fees Non-Comp $162.2 $54 $140.5 $132.5 $134.5 $132.9 $105.5 54% 53% 49% • 47% 47% 45% 42% 46% 2015 2016 1Q’17 2Q’17 3Q’17 4Q’17 1Q’18 2Q'18 Quarterly Quarterly Average Average Per 3 3 Share $0.26 $0.33 $0.33 $0.34 $0.40 $0.46 $0.32 $0.13 $0.01 NM NM ($0.01) $0.45 1) FRE margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees, carried interest from a publicly traded business development company managed by Apollo, as well as other income attributable to FRE). 2) Primarily attributable to the commencement of Fund IX’s investment period on April 1, 2018, partially offset by a corresponding decrease in management fees related to Fund VIII, resulting in a net increase to management fees of $53.0 million during 2Q’18. 3) Data has not been presented as it was deemed to be not meaningful. 6

Credit

Commentary

- Economic Income driven by Fee Related Earnings and performance fees, partially offset by investment losses resulting from the depreciation of Athene Holding (NYSE:ATH)
- Credit gross returns[2] of 1.3% and 6.8% for the quarter and LTM, respectively, resulting from positive returns across fund categories, with particular strength in Drawdown funds and Permanent Capital Vehicles
- Total Credit AUM rose 21% year-over-year to $183 billion and includes approximately $120 billion in Permanent Capital Vehicles
- On June 1, 2018, Athene Holding (NYSE:ATH) completed a reinsurance transaction of the fixed annuity business of Voya Financial (NYSE:VOYA), which added approximately $18 billion of assets to Apollo's Credit business AUM during the quarter
- Capital deployment activity driven by fund investments in structured credit, longevity assets, as well as opportunistic investments in the energy, financials, and consumer discretionary sectors

Business Drivers

	2Q'18	YTD	LTM
Inflows	$23.3bn	$26.6bn	$40.1bn
Deployment[1]	$1.2bn	$2.1bn	$6.3bn
Realizations	$1.7bn	$3.9bn	$6.8bn
Performance[2]	1.3%	2.6%	6.8%

Financial Results Summary

($ in thousands)	2Q'17	1Q'18	2Q'18
Management fees	$169,856	$183,070	$184,587
Advisory and transaction fees	3,709	2,348	2,284
Performance fees	84,040	42,768	72,446
Principal Investment Income	5,856	5,409	10,888
Segment Revenues	263,461	233,595	270,205
Compensation and benefits	105,061	94,907	108,435
Other expenses	35,678	33,411	33,905
Segment Expenses	140,739	128,318	142,340
Other Loss	(7,024)	(56,292)	(55,133)
Non-Controlling Interest	(559)	(1,215)	(1,364)
Economic Income	**$115,139**	**$47,770**	**$71,368**
Fee Related Earnings	**$85,052**	**$99,551**	**$99,697**

Supplemental Information

($ in billions)

$183 billion AUM

Category	AUM	FG AUM	PFE AUM	PFG AUM[3]	Gross Return[2]		
					2Q'18	YTD'18	LTM
Liquid/Performing[6]	$48	$37	$23	$10	0.7%	1.5%	4.4%
Drawdown[4]	$26	$15	$21	$9	2.4%	4.8%	12.6%
Permanent Capital Vehicles							
MidCap, AINV, AFT, AIF	$14	$13	$11	$11	3.2%	6.5%	12.0%
Athene Non-Sub-Advised[5]	$79	$79	—	—			
Athora Non-Sub-Advised[5]	$6	$4	$2	—			
Advisory	$10	—	—	—			
Total Credit	**$183**	**$148**	**$57**	**$30**	**1.3%**	**2.6%**	**6.8%**

1) Reflects capital deployment activity from Drawdown fund strategies and strategic investment accounts ("SIAs") that have a defined maturity date and excludes deployment from Liquid/Performing funds, Permanent Capital Vehicles and Advisory assets. 2) Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 2Q'18 net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 0.6%, 1.9%, 2.1% and 1.0%, respectively. The YTD net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 1.3%, 3.8%, 4.3% and 2.1%, respectively. The LTM net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 4.0%, 10.4%, 7.6% and 5.6%, respectively. 3) As of June 30, 2018, $2.5 billion of the performance-fee generating AUM is currently above its hurdle rate or preferred return, but in accordance with the adoption of the revenue recognition standard effective January 1, 2018, recognition of performance fees associated with such performance-fee generating AUM has been deferred to future periods when the fees are probable to not be significantly reversed. 4) Significant Drawdown funds and SIAs had inception-to-date ("ITD") gross and net IRRs of 15.9% and 12.0%, respectively, as of June 30, 2018. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. 5) Athene Non-Sub-Advised and Athora Non Sub-Advised reflects total combined AUM of $105.5 billion less $20.6 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo included within other asset categories. 6) Liquid/Performing AUM includes $12.8 billion of CLOs, $8.2 billion of which Apollo earns fees based on gross assets and $4.6 billion of which Apollo earns fees based on net equity.

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Private Equity

Commentary

- Economic Income driven by Fee Related Earnings and unrealized performance fees, partially offset by other losses driven by the depreciation of Athene Holding (NYSE:ATH)
- Private equity fund appreciation during the quarter of 1.7%[1] was primarily driven by publicly traded portfolio company holdings in Fund VIII
- Realization activity primarily driven by the share sales of Parsley Energy, PlayAGS, and Warrior Met Coal
- Deployed $1.6 billion and committed to invest an additional $0.2 billion during the quarter; total committed but not yet deployed capital[2] at quarter end was $2.0 billion (excluding co-investments) of which $1.8 billion related to energy asset build-ups expected to be deployed over time
- Held first closes for the inaugural vintage of the Hybrid Value strategy, totaling $2.2 billion in commitments

Business Drivers

	2Q'18	YTD	LTM
Inflows	$2.9bn	$3.4bn	$4.5bn
Deployment	$1.6bn	$2.9bn	$5.6bn
Realizations	$883mm	$2.4bn	$4.6bn
Performance[1]	1.7%	(1.1%)	15.8%

Financial Results Summary

($ in thousands)	2Q'17	1Q'18	2Q'18
Management fees	$77,275	$71,160	$122,812
Advisory and transaction fees	19,302	10,598	13,294
Performance fees	38,125	(166,193)	65,869
Principal Investment Income (Loss)	10,348	(17,531)	11,105
Segment Revenues	145,050	(101,966)	213,080
Compensation and benefits	56,614	18,843	96,891
Other expenses	17,958	15,149	15,772
Segment Expenses	74,572	33,992	112,663
Other Loss	(3,655)	(15,553)	(26,392)
Economic Income (Loss)	**$66,823**	**($151,511)**	**$74,025**
Fee Related Earnings	**$49,095**	**$31,840**	**$83,918**

Supplemental Information

$72 billion AUM


Dry Powder $35bn
Committed $2bn[2]
Invested AUM $34bn
Other $3bn[3]
Co-Investments $7bn[4]

1) Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. 2) Represents capital committed to investments as of June 30, 2018 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 3) Other represents approximately $3 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. 4) Represents AUM related to co-investment vehicles.

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Supplemental Private Equity Fund Information[1]

Fund VII

Vintage:	**2008**
Fund Size:	**$14.7bn**
Total Invested:	**$16.2bn**
Realized Value:	**$30.4bn**
Unrealized Value:	**$3.4bn**
Total Value:	**$33.8bn**
Escrow Ratio[2]:	**100%**
Gross / Net IRR:	**34% / 26%**

$3.4 billion
Unrealized Value
Investment Mix



Public Investments: 48%
EPE 5%
TALO 10%
VST 20%
Public Debt / Other 9%
XELA 4%
Private Investments 52%

Select Private Investments[3]
(in order of size as measured by fair value)

McGraw Hill Education
Endemol Shine
Aurum
Pinnacle

Fund VIII

Vintage:	**2013**
Fund Size:	**$18.4bn**
Committed to Date:	**$16.6bn**
Total Invested:	**$14.7bn**
Realized Value:	**$4.6bn**
Total Value:	**$21.7bn**
% Committed[4]:	**90%**
Gross / Net IRR:	**25% / 17%**

$17.2 billion
Unrealized Value
by Investment Year

Average Life of Investment: 2.2 yrs



Unrealized MOIC: 1.0x
Unrealized MOIC: 2.2x
2013-14 $1.5bn
2015 $4.8bn
Unrealized MOIC: 1.2x
2017-18 $5.0bn
2016 $5.9bn
Unrealized MOIC: 1.4x

Unrealized Value by Sector

Consumer Services	26%
Media/Telecom/Technology	17%
Manufacturing & Industrial	12%
Financial Services	11%
Leisure	11%
Natural Resources	10%
Business Services	10%
Consumer & Retail	3%

ANRP II

Vintage:	**2016**
Fund Size:	**$3.5bn**
Committed to Date:	**$2.6bn**
Total Invested:	**$1.7bn**
Realized Value:	**$795mm**
Total Value:	**$2.3bn**
% Committed[4]:	**76%**
Gross / Net IRR:	**39% / 21%**

ANRP II Portfolio



Realized Value $0.8bn
Dry Powder $1.8bn
Unrealized Value $1.5bn

Select Private Investments[3]
(in order of size as measured by fair value)

Chisholm
Northwoods Energy
Double Eagle III
Pegasus
Phoenix Services

PE Portfolio Composition



Private Investments 69%
Public Investments 6 31%

	Shares Held (mm)
ADT Security Services (ADT)	
Fund VIII	277.6
Caesars Entertainment (CZR)[5]	
Fund VI	45.5
EP Energy (EPE)	
Fund VII and ANRP I	62.6
Excela Technologies (XELA)	
Fund VII	28.6
Laureate Education (LAUR)	
Special Situations Fund	3.4
Norwegian (NCLH)[5]	
Fund VI and Fund VII	15.7
OneMain (OMF)	
Fund VIII	26.5
PlayAGS (AGS)	
Fund VIII	18.5
Presidio (PSDO)	
Fund VIII	57.8
Talos Energy (TALO)	
Fund VII and ANRP I	19.2
Vistra Energy (VST)	
Fund VII and ANRP II	30.0
Warrior Met Coal (HCC)	
Fund VIII and ANRP I	2.0
Welspun Corp (WLCO IN)	
Fund VII and ANRP I	42.2

Note: Refer to the definitions of Vintage Year (Vintage), Total Invested Capital (Total Invested), Realized Value, Unrealized Value, Gross IRR, Net IRR, and Unrealized MOIC in the non-GAAP financial information & definitions section of this presentation. 1) Additional fund performance information is set forth in the investment records on slides 30-32 of this presentation. 2) For Escrow Ratio definition and related information, please refer to footnote 1 on page 16. 3) Investments selected based on non-performance criteria. 4) Represents the sum of capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital. 5) Includes shares held by Athene in associated co-investment vehicles. 6) Excludes shares of Athene Holding held by AAA.

APOLLO

9

Real Assets

Commentary

- Modest Economic Income driven by higher performance fees and Fee Related Earnings quarter-over-quarter
- U.S. real estate equity funds combined gross return[1] of 3.7% in the second quarter, contributing to a strong LTM gross return of 10.8% driven by appreciation in office and residential assets
- Inflows driven by real estate equity funds, real estate debt managed accounts and increased leverage by the commercial mortgage REIT (NYSE:ARI)
- Deployment for the quarter driven by ARI, real estate equity funds and real estate debt managed accounts
- Realization activity for the quarter driven by the Asia equity funds, ARI and other debt managed accounts

Business Drivers

	2Q'18	YTD	LTM
Inflows	$1.3bn	$2.4bn	$3.2bn
Deployment	$2.3bn	$3.2bn	$5.1bn
Realizations	$297mm	$709mm	$2.0bn
Performance[1]	3.7%	5.7%	10.8%

Financial Results Summary

($ in thousands)	2Q'17	1Q'18	2Q'18
Management fees	$19,777	$17,973	$18,465
Advisory and transaction fees	618	48	2
Performance fees	6,101	461	2,544
Principal Investment Income (Loss)	1,015	(482)	799
Segment Revenues	27,511	18,000	21,810
Compensation and benefits	12,452	12,039	11,988
Other expenses	5,297	6,142	6,310
Segment Expenses	17,749	18,181	18,298
Other Loss	(1,007)	(973)	(1,792)
Economic Income (Loss)	**$8,755**	**($1,154)**	**$1,720**
Fee Related Earnings	**$6,317**	**$1,508**	**$2,056**

Supplemental Information

$14 billion AUM



Equity
$3bn
Debt
$11bn

1) Represents combined gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital. The 2Q'18, YTD and LTM combined net returns for U.S. Real Estate Fund I and U.S. Real Estate Fund II were 3.2%, 4.9% and 8.8%, respectively. U.S. Real Estate Fund I and U.S. Real Estate Fund II's combined inception-to-date gross and net IRRs were 16.4% and 13.0%, respectively, as of June 30, 2018.

APOLLO

10

Total AUM & Fee-Generating AUM

2Q'18 Total AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
1Q'18	**$165,265**	**$68,949**	**$13,202**	**$247,416**
Inflows	23,279	2,903	1,302	27,484
Outflows[2]	(2,313)	—	—	(2,313)
Net Flows	20,966	2,903	1,302	25,171
Realizations	(1,714)	(883)	(297)	(2,894)
Market Activity	(1,091)	762	88	(241)
2Q'18	**$183,426**	**$71,731**	**$14,295**	**$269,452**
QoQ Change	**11%**	**4%**	**8%**	**9%**

2Q'18 Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
1Q'18	**$129,484**	**$43,758**	**$9,225**	**$182,467**
Inflows	21,765	1,074	1,220	24,059
Outflows[2]	(2,543)	—	—	(2,543)
Net Flows	19,222	1,074	1,220	21,516
Realizations	(662)	(397)	(207)	(1,266)
Market Activity	(533)	14	37	(482)
2Q'18	**$147,511**	**$44,449**	**$10,275**	**$202,235**
QoQ Change	**14%**	**2%**	**11%**	**11%**

Total AUM Highlights

Credit

Inflows: Net change in Athene assets ($19.6 billion); Liquid/Performing funds ($1.9 billion); and net leverage increase ($717 million) **Outflows:** Net segment transfers ($1.9 billion) **Realizations:** COF III ($592 million); EPF II ($536 million); and Liquid/Performing funds ($220 million) **Market activity:** Depreciation driven by Advisory assets ($574 million) and Liquid/Performing funds ($395 million)

Private Equity

Inflows: Hybrid Value Fund ($2.2 billion) and capital raised for co-investment vehicles ($330 million) **Realizations:** Fund VIII ($324 million) and Natural Resources Funds ($287 million) **Market Activity:** Co-investment vehicles ($399 million) and Fund VIII ($337 million)

Real Assets

Inflows: Net segment transfers ($873 million) and net leverage increase ($309 million) **Realizations:** Real estate equity ($190 million)

Fee-Generating AUM Highlights

Credit

Inflows: Net change in Athene assets ($19.6 billion); fee-generating deployment ($903 million); and Liquid/Performing funds ($643 million) **Outflows:** Net change in fee basis ($1.2 billion) and net segment transfers ($1.0 billion) **Realizations:** EPF II ($379 million) **Market activity:** Depreciation driven by Liquid/Performing funds ($296 million)

Private Equity

Inflows: Fee-generating capital deployment ($1.0 billion) **Realizations:** Fund VIII ($178 million) and Fund VII ($96 million)

Real Assets

Inflows: Net segment transfers ($973 million) and fee-generating deployment ($236 million) **Realizations:** Real estate equity ($118 million)

LTM Total AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
2Q'17	**$151,033**	**$67,798**	**$13,009**	**$231,840**
Inflows	40,142	4,475	3,238	47,855
Outflows[2]	(4,825)	(190)	(187)	(5,202)
Net Flows	35,317	4,285	3,051	42,653
Realizations	(6,761)	(4,553)	(2,004)	(13,318)
Market Activity	3,837	4,201	239	8,277
2Q'18	**$183,426**	**$71,731**	**$14,295**	**$269,452**
YoY Change	**21%**	**6%**	**10%**	**16%**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
2Q'17	**$121,271**	**$30,011**	**$9,672**	**$160,954**
Inflows	36,766	24,787	1,878	63,431
Outflows[2]	(8,924)	(9,625)	(403)	(18,952)
Net Flows	27,842	15,162	1,475	44,479
Realizations	(3,217)	(768)	(1,039)	(5,024)
Market Activity	1,615	44	167	1,826
2Q'18	**$147,511**	**$44,449**	**$10,275**	**$202,235**
YoY Change	**22%**	**48%**	**6%**	**26%**

1) Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2) Included in the 2Q'18 outflows for Total AUM and FGAUM are $148.6 million and $135.2 million of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM are $968.9 million and $768.3 million of redemptions, respectively.

APOLLO

11

Performance Fee-Eligible & Performance Fee-Generating AUM

Performance Fee-Eligible AUM

($ in millions)

Segment	2Q'17	1Q'18	2Q'18
Credit	$51,578	$57,244	$57,429
Private Equity	58,328	58,720	60,550
Real Assets	2,488	2,421	2,344
Total	**$112,394**	**$118,385**	**$120,323**

Performance Fee-Generating AUM

($ in millions)

Segment	2Q'17	1Q'18	2Q'18
Credit[1]	$27,839	$31,237	$30,043
Private Equity	23,141	24,707	25,371
Real Assets	797	645	568
Total	**$51,777**	**$56,589**	**$55,982**

2Q'18 Performance Fee-Generating to Performance Fee-Eligible AUM Reconciliation

($ in millions)

	Credit	Private Equity	Real Assets	Total
Performance Fee-Generating AUM	**$30,043**	**$25,371**	**$568**	**$55,982**
+ Uninvested PFE AUM	12,207	33,538	1,345	47,090
+ Invested AUM Not Currently Generating Performance Fees	15,179	1,641	431	17,251
Performance Fee-Eligible AUM	**$57,429**	**$60,550**	**$2,344**	**$120,323**

$120 billion Performance Fee-Eligible AUM


Uninvested Performance Fee-Eligible AUM
$47.1bn
$56.0bn
Currently Generating Performance Fees
$17.3bn
Not Currently Generating Performance Fees

($ in billions)

Category / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Drawdown	$3.2	$2.6	49%
Liquid/Performing	11.5	8.7	< 250bps
		0.2	250-500bps
		0.4	> 500bps
Athora Non-Sub-Advised	0.5	—	< 250bps
Credit	**15.2**	**11.9**	**12%**
ANRP I	0.6	0.6	6%
Other PE	1.1	0.8	14%
Private Equity	**1.7**	**1.4**	**11%**
Real Assets	**0.4**	**0.3**	**> 250bps**
Total	**$17.3**	**$13.6**	

1) As of June 30, 2018, $2.5 billion of the performance-fee generating AUM is currently above its hurdle rate or preferred return, but in accordance with the adoption of the revenue recognition standard effective January 1, 2018, recognition of performance fees associated with such performance-fee generating AUM has been deferred to future periods when the fees are probable to not be significantly reversed. 2) Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of June 30, 2018. 3) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. 4) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor.

APOLLO

12

Capital Deployment & Dry Powder

- Capital deployed in drawdown style funds and accounts across Apollo's global integrated investment platform totaled $5.1 billion for the quarter and $8.1 billion for the six months ended June 30, 2018
- Dry Powder of $47.7 billion at the end of the quarter, including $18.7 billion of AUM with future management fee potential

Capital Deployment

($ in millions)

Segment	2Q'18	YTD	LTM
Credit[1]	$1,215	$2,124	$6,254
Private Equity	1,561	2,855	5,597
Real Assets	2,324	3,159	5,052
Total	**$5,100**	**$8,138**	**$16,903**

2Q'18 Highlights

Credit	Driven by investments in structured credit, longevity assets, as well as opportunistic investments in the energy, financials, and consumer discretionary sectors
Private Equity	Driven by an investment in OneMain Holdings, the acquisition of Sun Country Airlines, and an investment in Double Eagle III
Real Assets	Driven by ARI, real estate equity funds and real estate debt managed accounts

Dry Powder Composition

($ in billions)



Private Equity $34.8
Fund VIII $4.2
Other PE $5.8
Real Assets $1.4
$48 billion
Fund IX $24.7
Drawdown $10.0
Credit $11.5
Liquid/ Performing $1.4
Permanent Capital Vehicles $0.2

1) Reflects capital deployment activity from Drawdown fund strategies and SIAs that have a defined maturity date and excludes deployment from Liquid/Performing funds, Permanent Capital Vehicles and Advisory assets.

APOLLO

13

Segment Balance Sheet Highlights • At June 30, 2018, Apollo had $1.1 billion in cash and cash equivalents, $756 million of net performance fees receivable, $1.1 billion of general partner and other investments and an $816 million investment in Athene and AAA, for a total net value of $3.8 billion • Long-term debt of $1.4 billion (with maturities in 2024, 2026 and 2048) and an undrawn $500 million revolving credit facility (expiring in 2021) • Unfunded general partner commitments totaled $1.4 billion at June 30, 2018, of which $696 million related to Fund IX1 • Aggregate share repurchases under previously announced plan totaled $156 million through June 30, 2018 Summary Balance Sheet2 Share Repurchase Activity - 1Q'16 through 2Q'186 Inception to ($ in millions) 2Q'18 ($ and share amounts in millions) Date Cash and cash equivalents $1,093 Open Market Share Repurchases 2.0 Performance fees receivable 1,416 Reduction of Shares Issued to participants7 5.1 Profit sharing payable3 (660) GP & Other Investments4 1,095 Total Shares Purchased 7.1 5 Athene/AAA 816 Total Capital Used for Share Purchases $156 Total Net Value $3,760 Share Repurchase Plan Authorization8 $250 Debt ($1,358) 9 Unfunded Future Commitments $1,377 Average Price Paid Per Share $21.95 1) Unfunded general partner commitments related to Fund IX are subject to future syndication to Apollo employees. 2) Amounts are presented on an unconsolidated basis. 3) Profit sharing payable excludes profit sharing expected to be settled in the form of equity-based awards. 4) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. 5) Investment in Athene/AAA primarily comprises Apollo’s direct investment of 19.2 million shares (subject to a discount due to a lack of marketability, as applicable) of Athene valued at a weighted average of $42.52 per share and 1.6 million shares of AAA valued at NAV. 6) Since 1Q’16, the Company in its discretion has elected to repurchase 1.2 million Class A shares for $35.8 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the February 2016 repurchase plan described in footnote 8 below and accordingly are not reflected in the above share repurchase activity table. 7) Represents a reduction in Class A shares to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”), which the Company refers to as “net share settlement.” 8) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through net share settlement of equity-based awards granted under the Plan. The Company intends to continue the net share settlement program in excess of the $100 million pursuant to the February 2016 repurchase plan. 9) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 14

Net Performance Fee Receivable & Investment Rollforwards • The net performance fee receivable balance was unchanged quarter-over-quarter, while the investments balance grew modestly Net Performance Fee Receivable 2Q'18 Net Performance Fee Receivable Investments Trailing 4-Quarters Rollforward Balance Rollforward (Per Share1) Venerable Other $0.02 Athene $2.74 +$0.19 $4.62 Unrealized $4.58 Mark-To- ($0.17) Market Net Realized $2.12 Gains Performance +$0.15 Fees Other $1.83 $1.83 $1.69 ($0.12) ($0.03) 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 1Q'18 2Q'18 In Millions $690 $869 $1,122 $756 $62 ($50) ($12) $756 $1,891 $80 $8 ($68) $1,911 Note: All per share figures calculated using Distributable Earnings Shares Outstanding. 1) Ending per share amounts in the rollforwards may not sum as the starting and ending points are based on the applicable period’s share count. 15

Performance Fees Receivable & Performance Fees Detail

($ in thousands)	As of June 30, 2018	2Q'18			YTD'18		
	Performance Fees Receivable on an Unconsolidated Basis	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees
Private Equity							
Fund VIII	$776,063	$26,834	$34,698	$61,532	($240,937)	$133,884	($107,053)
Fund VII	108,759 [1]	19,682	878	20,560	38,261	6,091	44,352
Fund VI	11,807 [1]	(24,671)	1,657	(23,014)	(28,608)	1,657	(26,951)
Fund IV and V	— [3]	233	—	233	951	—	951
ANRP I and II	22,715 [1,3]	(8,035)	7,801	(234)	(20,311)	7,801	(12,510)
AAA / Other[2]	62,214	(815)	7,607	6,792	(181,596)	182,483	887
Total Private Equity	$981,558	$13,228	$52,641	$65,869	($432,240)	$331,916	($100,324)
Total Private Equity, net of profit sharing expense	603,868	6,848	20,997	27,845	(300,987)	198,190	(102,797)
Credit							
Drawdown	$304,092 [3]	($13,426)	$48,519	$35,093	$2,258	$58,280	$60,538
Liquid/Performing	22,604	9,767	10,512	20,279	12,248	10,533	22,781
Permanent Capital Vehicles	82,915	11,308	5,766	17,074	20,854	11,041	31,895
Total Credit	$409,611	$7,649	$64,797	$72,446	$35,360	$79,854	$115,214
Total Credit, net of profit sharing expense	138,825	4,597	27,691	32,288	16,595	36,146	52,741
Real Assets							
U.S. RE Fund I and II	$17,485	$1,121	$528	$1,649	$190	$1,263	$1,453
Other[2]	7,312	(1,379)	2,274	895	(3,113)	4,665	1,552
Total Real Assets	$24,797	($258)	$2,802	$2,544	($2,923)	$5,928	$3,005
Total Real Assets, net of profit sharing expense	13,366	49	1,742	1,791	(1,525)	3,282	1,757
Total	**$1,415,966**	**$20,619**	**$120,240**	**$140,859**	**($399,803)**	**$417,698**	**$17,895**
Total, net of profit sharing expense	**$756,059** [4]	**$11,494**	**$50,430**	**$61,924**	**($285,917)**	**$237,618**	**($48,299)**

1) As of June 30, 2018, the remaining investments and escrow cash of Fund VII, Fund VI and ANRP II were valued at 100%, 88%, and 103% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future performance fees distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of June 30, 2018, Fund VII had $128.5 million of gross performance fees, or $73.1 million net of profit sharing, in escrow. As of June 30, 2018, Fund VI had $167.6 million of gross performance fees, or $112.4 million net of profit sharing, in escrow. As of June 30, 2018, ANRP II had $18.0 million of gross performance fees, or $10.9 million net of profit sharing, in escrow. With respect to Fund VII, Fund VI and ANRP II, realized performance fees currently distributed to the general partner is limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements.
2) YTD '18 includes realized performance fees of $169.9 million ($123.3 million net of profit sharing expense) from AAA, settled in the form of Athene Holding shares. Other includes certain SIAs.
3) As of June 30, 2018, certain credit funds and certain private equity funds had $37.8 million and $41.5 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $286.9 million and $203.1 million, respectively, as of June 30, 2018.
4) There was a corresponding profit sharing payable of $659.9 million as of June 30, 2018, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $82.0 million.

APOLLO

16

Permanent Capital Vehicles

- As of June 30, 2018, Apollo had $124.4 billion of AUM across seven Permanent Capital Vehicles
- Apollo generated $527.8 million of fee related revenue from Permanent Capital Vehicles during the twelve months ended June 30, 2018, representing 41% of total fee related revenue
- The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 was 47% as of June 30, 2018

Permanent Capital AUM



($ in billions)
$124
$87
$72
45%
47%
46%
22%
$25
10%
$7
2010
2012
2014
2016
2Q'18
Permanent Capital AUM
% of Total AUM

Supplemental Information

($ in millions, except where noted)	2Q'18
Athene[1]	$97,307
MidCap	8,532
Athora[1]	8,157
Apollo Commercial Real Estate Finance (ARI)	5,180
Apollo Investment Corp (AINV)[2]	4,443
Apollo Senior Floating Rate Fund (AFT)	424
Apollo Tactical Income Fund (AIF)	384
Total AUM in Permanent Capital Vehicles	**$124,427**
	LTM
Fee Related Revenue from Permanent Capital Vehicles ($ in thousands)	$527,808
% of Total Fee Related Revenue	41%

1) See page 18 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene and Athora as of June 30, 2018.
2) Amounts are as of March 31, 2018. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Includes $1.8 billion of AUM related to a non-traded business development company.

APOLLO

17

Athene and Athora • Through its subsidiaries, Apollo managed or advised $105.5 billion of combined AUM in accounts owned by or related to Athene and Athora as of June 30, 2018 • Of the total Athene and Athora AUM, $20.6 billion, or 20%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo • During the quarter, $2.4 billion of Athene and Athora AUM moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM for the twelve months ended June 30, 2018 to $5.8 billion • Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s and Athora’s investment objectives Athene and Athora AUM Sub-Advised AUM by Asset Category ($ in billions) $8 ($ in billions) 2Q'18 Credit $13.5 $5 Liquid/Performing 12.3 Drawdown 1.2 $97 Private Equity $1.0 $66 $60 Real Assets $6.1 Real Estate Debt 5.0 Real Estate Equity 1.1 $2 $16 2010 2012 2014 2016 2Q’18 Total $20.6 Athene AUM Athora AUM 18

Appendix

Reconciliation of GAAP to Non-GAAP Measures

($ in thousands)	2Q'17	3Q'17	4Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Total Revenues (GAAP)	**$449,708**	**$711,720**	**$928,271**	**$166,903**	**$523,316**	**$1,131,812**	**$690,219**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(15,179)	(19,832)	(22,706)	(18,913)	(20,200)	(33,402)	(39,113)
Adjustments related to consolidated funds and VIEs	1,493	1,343	322	1,639	1,979	2,952	3,618
Total Segment Revenues[1]	**$436,022**	**$693,231**	**$905,887**	**$149,629**	**$505,095**	**$1,101,362**	**$654,724**
Total Expenses (GAAP)	**$264,526**	**$357,483**	**$392,052**	**$214,875**	**$301,394**	**$610,514**	**$516,269**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(15,179)	(19,832)	(22,706)	(18,735)	(19,836)	(33,402)	(38,571)
Transaction-related compensation charges	(1,549)	(7,543)	(5,760)	(892)	7,854	1,134	6,962
Reclassification of interest expense[1]	(13,195)	(13,302)	(13,377)	(13,797)	(15,162)	(26,194)	(28,959)
Amortization of transaction-related intangibles	(1,543)	(971)	(943)	(960)	(949)	(3,415)	(1,909)
Total Segment Expenses[1]	**$233,060**	**$315,835**	**$349,266**	**$180,491**	**$273,301**	**$548,637**	**$453,792**
Total Other Income (Loss), net (GAAP)	**$6,983**	**$96,668**	**$196,104**	**($52,796)**	**($59,188)**	**$65,058**	**($111,984)**
Reclassification of interest expense[2]	(13,195)	(13,302)	(13,377)	(13,797)	(15,162)	(26,194)	(28,959)
Adjustments related to consolidated funds and VIEs	(5,474)	(640)	893	(6,225)	(8,967)	(9,384)	(15,192)
Gain from remeasurement of tax receivable agreement liability	—	—	(200,240)	—	—	—	—
Total Segment Other Income (Loss)[1]	**($11,686)**	**$82,726**	**($16,620)**	**($72,818)**	**($83,317)**	**$29,480**	**($156,135)**

1) For details of Total Segment Revenues, Total Segment Expenses and Total Segment Other Income (Loss), refer to slide 21.
2) For EI presentation purposes, interest income is presented net of interest expense as a component of other income.

APOLLO

20

Non-GAAP Measures

- The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	2Q'17	3Q'17	4Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Total Segment Revenues:							
Management fees	$266,908	$282,434	$280,920	$272,203	$325,864	$518,961	$598,067
Advisory and transaction fees, net	23,629	16,209	62,719	12,994	15,580	38,696	28,574
Performance fees:							
Unrealized	(70,525)	285,599	300,946	(420,422)	20,619	102,020	(399,803)
Realized	198,791	60,975	202,798	297,458	120,240	385,252	417,698
Total performance fees	128,266	346,574	503,744	(122,964)	140,859	487,272	17,895
Principal investment income (loss)	17,219	48,014	58,504	(12,604)	22,792	56,433	10,188
Total Segment Revenues	**$436,022**	**$693,231**	**$905,887**	**$149,629**	**$505,095**	**$1,101,362**	**$654,724**

- The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	2Q'17	3Q'17	4Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Total Segment Expenses:							
Salary, bonus and benefits	$98,560	$101,007	$99,867	$106,531	$104,501	$193,281	$211,032
Equity-based compensation	17,566	17,058	16,505	17,358	16,033	34,311	33,391
Profit sharing expense:							
Unrealized	(22,126)	94,446	94,734	(123,011)	9,125	37,139	(113,886)
Realized[1]	79,083	35,673	75,359	110,270	69,810	167,806	180,080
Equity-based[2]	1,044	1,326	1,403	14,641	17,845	1,331	32,486
Total Profit Sharing Expense	58,001	131,445	171,496	1,900	96,780	206,276	98,680
Non-compensation expenses:							
General, administrative and other	53,674	60,928	60,045	54,375	55,676	107,606	110,051
Placement fees	5,259	5,397	1,353	327	311	7,163	638
Total Non-Compensation Expenses	58,933	66,325	61,398	54,702	55,987	114,769	110,689
Total Segment Expenses	**$233,060**	**$315,835**	**$349,266**	**$180,491**	**$273,301**	**$548,637**	**$453,792**

- The following table sets forth Apollo's total segment other income for the combined segments

($ in thousands)	2Q'17	3Q'17	4Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Total Segment Other Income (Loss):							
Net gains (losses) from investment activities	($399)	$68,529	($7,846)	($67,137)	($67,565)	$34,091	($134,702)
Net interest loss	(12,067)	(11,509)	(9,420)	(9,941)	(10,336)	(24,055)	(20,277)
Other income (loss), net	780	25,706	646	4,260	(5,416)	19,444	(1,156)
Total Segment Other Income (Loss)	**($11,686)**	**$82,726**	**($16,620)**	**($72,818)**	**($83,317)**	**$29,480**	**($156,135)**

1) The Company issues restricted shares or RSUs to settle a portion of the expense of certain equity-based profit sharing arrangements. The fair value of the awards granted in connection with these arrangements was $7.1 million, $4.3 million, $2.4 million, $11.8 million, $9.2 million, $7.2 million and $21.0 million during the periods 2Q'17, 3Q'17, 4Q'17, 1Q'18, 2Q'18, YTD'17 and YTD'18, respectively, and is recognized as equity-based profit sharing expense over a three-year vesting period.
2) Includes $12.4 million, $14.5 million and $26.9 million of expense related to grants of equity-based awards to certain executives for the periods 1Q'18, 2Q'18 and YTD'18, respectively. These awards generally vest over five years on an accelerated recognition method over the vesting period.

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21

Credit

($ in thousands, except where noted)	2Q'17	3Q'17	4Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Management fees	$169,856	$187,885	$186,108	$183,070	$184,587	$328,198	$367,657
Advisory and transaction fees, net	3,709	4,219	20,249	2,348	2,284	6,265	4,632
Performance fees:							
Unrealized	26,921	4,179	13,803	27,711	7,649	33,243	35,360
Realized	57,119	32,131	76,787	15,057	64,797	88,055	79,854
Total performance fees	84,040	36,310	90,590	42,768	72,446	121,298	115,214
Principal investment income	5,856	8,222	7,157	5,409	10,888	12,339	16,297
Total Revenues	**263,461**	**236,636**	**304,104**	**233,595**	**270,205**	**468,100**	**503,800**
Salary, bonus and benefits	59,244	59,027	58,439	61,074	57,894	114,126	118,968
Equity-based compensation	9,228	9,925	9,198	9,727	8,311	18,330	18,038
Profit sharing expense:							
Unrealized	12,927	2,266	860	15,713	3,052	15,142	18,765
Realized	23,080	14,643	26,633	6,602	37,106	36,525	43,708
Equity-based	582	518	489	1,791	2,072	869	3,863
Total Profit Sharing Expense	36,589	17,427	27,982	24,106	42,230	52,536	66,336
Non-compensation expenses:							
General, administrative and other	31,760	35,709	39,815	33,135	33,626	63,850	66,761
Placement fees	3,918	3,140	1,302	276	279	5,688	555
Total Non-Compensation Expenses	35,678	38,849	41,117	33,411	33,905	69,538	67,316
Total Expenses	**140,739**	**125,228**	**136,736**	**128,318**	**142,340**	**254,530**	**270,658**
Net gains (losses) from investment activities	(299)	60,570	(6,230)	(55,267)	(47,432)	30,795	(102,699)
Net interest loss	(6,484)	(5,972)	(4,731)	(4,971)	(5,382)	(13,006)	(10,353)
Other income (loss), net	(241)	16,318	149	3,946	(2,319)	570	1,627
Other Income (Loss)	**(7,024)**	**70,916**	**(10,812)**	**(56,292)**	**(55,133)**	**18,359**	**(111,425)**
Non-Controlling Interest	(559)	(1,751)	(1,135)	(1,215)	(1,364)	(1,493)	(2,579)
Economic Income	**$115,139**	**$180,573**	**$155,421**	**$47,770**	**$71,368**	**$230,436**	**$119,138**
Fee Related Earnings	**$85,052**	**$115,716**	**$111,211**	**$99,551**	**$99,697**	**$157,264**	**$199,248**
AUM ($ in millions)	151,033	157,925	164,113	165,265	183,426	151,033	183,426
Fee-Generating AUM ($ in millions)	121,271	126,907	130,150	129,484	147,511	121,271	147,511

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22

Private Equity

($ in thousands, except where noted)	2Q'17	3Q'17	4Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Management fees	$77,275	$76,079	$75,982	$71,160	$122,812	$154,673	$193,972
Advisory and transaction fees, net	19,302	10,572	42,417	10,598	13,294	31,074	23,892
Performance fees:							
Unrealized	(98,372)	286,589	290,290	(445,468)	13,228	65,247	(432,240)
Realized	136,497	21,859	120,166	279,275	52,641	291,958	331,916
Total performance fees	38,125	308,448	410,456	(166,193)	65,869	357,205	(100,324)
Principal investment income (loss)	10,348	39,875	50,425	(17,531)	11,105	42,076	(6,426)
Total Revenues	**145,050**	**434,974**	**579,280**	**(101,966)**	**213,080**	**585,028**	**111,114**
Salary, bonus and benefits	30,294	31,467	29,865	35,021	36,509	61,763	71,530
Equity-based compensation	7,704	6,335	6,382	6,772	6,875	14,799	13,647
Profit sharing expense:							
Unrealized	(34,983)	96,992	94,951	(137,633)	6,380	20,033	(131,253)
Realized	53,137	17,394	45,786	102,082	31,644	128,389	133,726
Equity-based	462	808	914	12,601	15,483	462	28,084
Total Profit Sharing Expense	18,616	115,194	141,651	(22,950)	53,507	148,884	30,557
Non-compensation expenses:							
General, administrative and other	16,617	19,699	14,828	15,098	15,740	33,977	30,838
Placement fees	1,341	2,257	51	51	32	1,475	83
Total Non-Compensation Expenses	17,958	21,956	14,879	15,149	15,772	35,452	30,921
Total Expenses	**74,572**	**174,952**	**192,777**	**33,992**	**112,663**	**260,898**	**146,655**
Net gains (losses) from investment activities	(100)	7,959	(1,603)	(11,877)	(20,137)	3,296	(32,014)
Net interest loss	(4,336)	(4,374)	(3,645)	(3,927)	(3,857)	(8,578)	(7,784)
Other income (loss), net	781	7,344	384	251	(2,398)	18,571	(2,147)
Other Income (Loss)	**(3,655)**	**10,929**	**(4,864)**	**(15,553)**	**(26,392)**	**13,289**	**(41,945)**
Economic Income (Loss)[1]	**$66,823**	**$270,951**	**$381,639**	**($151,511)**	**$74,025**	**$337,419**	**($77,486)**
Fee Related Earnings	**$49,095**	**$40,574**	**$74,043**	**$31,840**	**$83,918**	**$107,096**	**$115,758**
AUM ($ in millions)	67,798	70,469	72,432	68,949	71,731	67,798	71,731
Fee-Generating AUM ($ in millions)	30,011	30,067	29,792	43,758	44,449	30,011	44,449

1) YTD'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding, which was recorded in Other income (loss).

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23

Real Assets

($ in thousands, except where noted)	2Q'17	3Q'17	4Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Management fees	$19,777	$18,470	$18,830	$17,973	$18,465	$36,090	$36,438
Advisory and transaction fees, net	618	1,418	53	48	2	1,357	50
Performance fees:							
Unrealized	926	(5,169)	(3,147)	(2,665)	(258)	3,530	(2,923)
Realized	5,175	6,985	5,845	3,126	2,802	5,239	5,928
Total performance fees	6,101	1,816	2,698	461	2,544	8,769	3,005
Principal investment income (loss)	1,015	(83)	922	(482)	799	2,018	317
Total Revenues	**27,511**	**21,621**	**22,503**	**18,000**	**21,810**	**48,234**	**39,810**
Salary, bonus and benefits	9,022	10,513	11,563	10,436	10,098	17,392	20,534
Equity-based compensation	634	798	925	859	847	1,182	1,706
Profit sharing expense:							
Unrealized	(70)	(4,812)	(1,077)	(1,091)	(307)	1,964	(1,398)
Realized	2,866	3,636	2,940	1,586	1,060	2,892	2,646
Equity-based	—	—	—	249	290	—	539
Total Profit Sharing Expense	2,796	(1,176)	1,863	744	1,043	4,856	1,787
Non-compensation expenses:							
General, administrative and other	5,297	5,520	5,402	6,142	6,310	9,779	12,452
Total Non-Compensation Expenses	5,297	5,520	5,402	6,142	6,310	9,779	12,452
Total Expenses	**17,749**	**15,655**	**19,753**	**18,181**	**18,298**	**33,209**	**36,479**
Net gains (losses) from investment activities	—	—	(13)	7	4	—	11
Net interest loss	(1,247)	(1,163)	(1,044)	(1,043)	(1,097)	(2,471)	(2,140)
Other income (loss), net	240	2,044	113	63	(699)	303	(636)
Other Income (Loss)	**(1,007)**	**881**	**(944)**	**(973)**	**(1,792)**	**(2,168)**	**(2,765)**
Economic Income (Loss)	**$8,755**	**$6,847**	**$1,806**	**($1,154)**	**$1,720**	**$12,857**	**$566**
Fee Related Earnings	**$6,317**	**$5,899**	**$2,031**	**$1,508**	**$2,056**	**$10,579**	**$3,564**
AUM ($ in millions)	13,009	13,171	12,383	13,202	14,295	13,009	14,295
Fee-Generating AUM ($ in millions)	9,672	9,284	9,023	9,225	10,275	9,672	10,275

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24

Reconciliation of GAAP Net Income Per Class A Share to Non-GAAP Per Share Measures

($ in thousands, except share data)	2Q'17	3Q'17	4Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$86,908**	**$198,569**	**$184,893**	**($62,645)**	**$54,658**	**$232,104**	**($7,987)**
Distributions declared on Class A shares	(94,451)	(100,641)	(75,571)	(133,023)	(76,602)	(178,666)	(209,625)
Distribution on participating securities	(3,295)	(3,265)	(2,403)	(5,384)	(4,153)	(6,154)	(9,537)
Earnings allocable to participating securities	—	(3,218)	(3,599)	—	—	(1,760)	—
Undistributed income (loss) attributable to Class A shareholders: Basic	($10,838)	$91,445	$103,320	($201,052)	($26,097)	$45,524	($227,149)
GAAP weighted average number of Class A shares outstanding: Basic	190,591,756	192,882,082	193,609,614	198,432,603	200,711,475	188,564,562	199,578,334
GAAP Net Income (Loss) per Class A Share under the Two-Class Method: Basic	**$0.44**	**$1.00**	**$0.92**	**($0.34)**	**$0.25**	**$1.19**	**($0.09)**
Distributed Income	$0.49	$0.52	$0.39	$0.66	$0.38	$0.94	$1.04
Undistributed Income (Loss)	($0.05)	$0.48	$0.53	($1.00)	($0.13)	$0.25	($1.13)
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$86,908**	**$198,569**	**$184,893**	**($62,645)**	**$54,658**	**$232,104**	**($7,987)**
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders to Income Before Income Tax Provision Differences[1]	105,257	252,336	547,430	(38,123)	108,076	354,252	69,953
Income (Loss) Before Income Tax Provision	**$192,165**	**$450,905**	**$732,323**	**($100,768)**	**$162,734**	**$586,356**	**$61,966**
Income (Loss) Before Income Tax Provision to Economic Income (Loss) Differences[1]	(1,448)	7,466	(193,457)	(4,127)	(15,621)	(5,644)	(19,748)
Economic Income (Loss)	**$190,717**	**$458,371**	**$538,866**	**($104,895)**	**$147,113**	**$580,712**	**$42,218**
Income tax provision on Economic Income (Loss)	(2,397)	(22,356)	(44,155)	(11,736)	(29,690)	(60,769)	(41,426)
Preferred distributions	(4,772)	(4,383)	(4,383)	(4,383)	(8,952)	(4,772)	(13,335)
Economic Net Income (Loss)	**$183,548**	**$431,632**	**$490,328**	**($121,014)**	**$108,471**	**$515,171**	**($12,543)**
Weighted Average Economic Net Income Shares Outstanding[2]	402,955,548	403,015,923	403,097,024	404,854,447	404,253,701	403,043,936	404,552,414
Economic Net Income (Loss) per Share	$0.46	$1.07	$1.22	($0.30)	$0.27	$1.28	($0.03)
Economic Net Income (Loss) to Fee Related Earnings Differences[1]	(43,084)	(269,443)	(303,043)	253,913	77,200	(240,232)	331,113
Fee Related Earnings	**$140,464**	**$162,189**	**$187,285**	**$132,899**	**$185,671**	**$274,939**	**$318,570**
Distributable Earnings Shares Outstanding	409,441,046	409,232,208	409,373,371	412,456,787	413,498,890	409,441,046	413,498,890
Fee Related Earnings per Share	$0.34	$0.40	$0.46	$0.32	$0.45	$0.67	$0.77
Fee Related Earnings to Distributable Earnings Differences[1]	117,242	22,942	140,275	73,854	55,351	222,372	129,205
Distributable Earnings	**$257,706**	**$185,131**	**$327,560**	**$206,753**	**$241,022**	**$497,311**	**$447,775**
Taxes and Related Payables	(6,724)	(7,272)	(5,993)	(11,198)	(13,838)	(13,072)	(25,036)
Preferred distributions	(4,772)	(4,383)	(4,383)	(4,383)	(8,952)	(4,772)	(13,335)
Distributable Earnings After Taxes and Related Payables	**$246,210**	**$173,476**	**$317,184**	**$191,172**	**$218,232**	**$479,467**	**$409,404**
Distributable Earnings Shares Outstanding[2]	409,441,046	409,232,208	409,373,371	412,456,787	413,498,890	409,441,046	413,498,890
Distributable Earnings per Share of Common & Equivalent	$0.60	$0.42	$0.77	$0.46	$0.53	$1.17	$0.99

1) See page 5 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders, Income (Loss) Before Income Tax (Provision) Benefit, Economic Net Income (Loss), Fee Related Earnings and Distributable Earnings.
2) See page 28 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.

APOLLO

25

Walkdown of Non-GAAP Measures

	2Q'18 Results	2Q'18 Per Share	YTD'18 Results	YTD'18 Per Share
Management fees	$325,864		$598,067	
Advisory and transaction fees, net	15,580		28,574	
Performance fees[1]	5,766		11,041	
Salary, bonus and benefits	(104,501)		(211,032)	
Non-compensation expenses	(55,987)		(110,689)	
Other income attributable to Fee Related Earnings	313		5,188	
Non-Controlling Interest	(1,364)		(2,579)	
Fee Related Earnings	**$185,671**	**$0.45**	**$318,570**	**$0.77**
Realized performance fees[2]	114,474		236,776	
Realized profit sharing expense[2]	(69,810)		(133,457)	
Non-cash management fees	(843)		(1,685)	
Realized principal investment income	19,373		42,766	
Net interest loss	(10,336)		(20,277)	
Depreciation and amortization	2,493		5,082	
Taxes and related payables	(13,838)		(25,036)	
Preferred distributions	(8,952)		(13,335)	
Distributable Earnings After Taxes and Related Payables	**$218,232**	**$0.53**	**$409,404**	**$0.99**
Taxes and related payables	13,838		25,036	
Unrealized performance fees	20,619		(399,803)	
Unrealized profit sharing expense	(9,125)		113,886	
Non-cash management fees	843		1,685	
Non-cash realized performance fees	—		169,881	
Non-cash realized profit sharing expense	—		(46,623)	
Unrealized principal investment income (loss)	3,419		(32,578)	
Unrealized losses from investment activities	(67,565)		(134,702)	
Equity-based compensation	(16,033)		(33,391)	
Profit sharing expense: Equity-based[3]	(17,845)		(32,486)	
Depreciation and amortization and other	(8,222)		(11,426)	
Income tax provision on Economic Income	(29,690)		(41,426)	
Economic Net Income (Loss)	**$108,471**	**$0.27**	**($12,543)**	**($0.03)**

Row groupings: Fee Related Earnings; Distributable Earnings After Taxes and Related Payables; Economic Net Income

1) Represents performance fees from a publicly traded business development company we manage.
2) YTD'18 excludes realized performance fees and realized profit sharing expense settled in the form of Athene Holding shares.
3) Includes amortization related to grants of equity-based awards to certain executives.

APOLLO

26

Shareholder Distribution

- Generated $0.53 of Distributable Earnings After Taxes and Related Payables per Share of Common & Equivalent during the quarter
- Apollo declared a quarterly distribution of $0.43 per Class A share to holders of record as of August 17, 2018, which is payable on August 31, 2018

($ in thousands, except per share data)	2Q'17	1Q'18	2Q'18	YTD'17	YTD'18
Distributable Earnings	**$257,706**	**$206,753**	**$241,022**	**$497,311**	**$447,775**
Taxes and Related Payables[1]	(6,724)	(11,198)	(13,838)	(13,072)	(25,036)
Preferred Distributions	(4,772)	(4,383)	(8,952)	(4,772)	(13,335)
DE After Taxes and Related Payables	**$246,210**	**$191,172**	**$218,232**	**$479,467**	**$409,404**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	4,825	9,167	11,808	9,385	20,975
DE Before Certain Payables[2]	251,035	200,339	230,040	488,852	430,379
Percent to Common & Equivalents	49%	51%	51%	49%	51%
DE Before Other Payables Attributable to Common & Equivalents	122,265	101,952	117,351	238,093	219,551
Less: Taxes & Related Payables Attributable to Common & Equivalents	(4,825)	(9,167)	(11,808)	(9,385)	(20,975)
DE Attributable to Common & Equivalents	**$117,440**	**$92,785**	**$105,543**	**$228,708**	**$198,576**
Per Share of Common & Equivalent[3]	**$0.60**	**$0.46**	**$0.53**	**$1.17**	**$0.99**
Retained Capital per Share of Common & Equivalent[3,4]	(0.08)	(0.08)	(0.10)	(0.16)	(0.18)
Net Distribution per Share of Common & Equivalent[3]	**$0.52**	**$0.38**	**$0.43**	**$1.01**	**$0.81**
Payout Ratio	87%	83%	81%	86%	82%

1) Represents the estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's TRA. DE After Taxes and Related Payables is calculated after current taxes and the impact of the TRA. The TRA component of taxes used in calculating DE After Taxes was previously estimated based on the tax asset used to reduce the prior year's tax liability. In 2018, the DE effective tax rate, using this estimation methodology, results in an increase in the tax rate despite the significantly reduced federal tax rate under tax reform. We believe it is more meaningful to estimate the current year impact of the TRA component of taxes when calculating DE After Taxes. The impact of this change is not significant to DE After Taxes and Related Payables as previously reported; DE After Taxes and Related Payables would have been $238.5 million and $463.7 million in 2Q'17 and YTD'17, respectively.
2) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's TRA.
3) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 28 for the share reconciliation.
4) Retained capital is withheld pro-rata from common & equivalent holders and Apollo Operating Group ("AOG") unitholders.

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Share Reconciliation 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 YTD'17 YTD'18 Total GAAP Weighted-Average Class A Shares Outstanding: Basic 190,591,756 192,882,082 193,609,614 198,432,603 200,711,475 188,564,562 199,578,334 Non-GAAP Adjustments: Apollo Operating Group Units 211,895,190 209,522,593 208,827,733 204,576,722 202,559,221 213,591,049 203,562,398 RSUs 224,100 210,642 180,636 1,176,450 111,995 728,892 641,282 Restricted shares 244,502 400,606 479,041 668,672 871,010 159,433 770,400 Weighted-Average Economic Net Income Shares Outstanding 402,955,548 403,015,923 403,097,024 404,854,447 404,253,701 403,043,936 404,552,414 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 Total GAAP Class A Shares Outstanding 192,756,044 193,540,853 195,267,669 201,550,654 201,585,096 Non-GAAP Adjustments: Apollo Operating Group Units 210,024,821 209,239,821 207,739,821 202,559,221 202,559,221 Vested RSUs 415,218 326,344 2,802,277 253,700 368,197 Economic Net Income Shares Outstanding 403,196,083 403,107,018 405,809,767 404,363,575 404,512,514 Unvested RSUs Eligible for Distribution Equivalents 6,244,963 6,125,190 3,563,604 8,093,212 8,986,376 Distributable Earnings Shares Outstanding 409,441,046 409,232,208 409,373,371 412,456,787 413,498,890 28

Unaudited Supplemental Presentation of Statement of Financial Condition

($ in thousands)	As of June 30, 2018			
	Apollo Global Management, LLC and Consolidated Subsidiaries[1]	Consolidated Funds and VIEs	Eliminations	Consolidated
Assets:				
Cash and cash equivalents	$1,093,120	$5	$—	$1,093,125
Restricted cash	3,859	—	—	3,859
Investments	3,309,723	694	(79,829)	3,230,588
Assets of consolidated variable interest entities	—	1,299,314	(314)	1,299,000
Incentive fees receivable	17,496	—	—	17,496
Due from related parties	319,380	—	(4,136)	315,244
Deferred tax assets	364,061	—	—	364,061
Other assets	209,782	—	(300)	209,482
Goodwill	88,852	—	—	88,852
Intangible assets, net	17,306	—	—	17,306
Total Assets	$5,423,579	$1,300,013	($84,579)	$6,639,013
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and accrued expenses	$74,466	$—	$—	$74,466
Accrued compensation and benefits	110,311	—	—	110,311
Deferred revenue	109,182	—	—	109,182
Due to related parties	412,092	—	—	412,092
Profit sharing payable	659,907	—	—	659,907
Debt	1,357,640	—	—	1,357,640
Liabilities of consolidated variable interest entities	—	1,001,220	(47,293)	953,927
Other liabilities	139,511	—	—	139,511
Total Liabilities	2,863,109	1,001,220	(47,293)	3,817,036
Shareholders' Equity:				
Apollo Global Management, LLC shareholders' equity:				
Series A Preferred shares	264,398	—	—	264,398
Series B Preferred shares	289,815	—	—	289,815
Additional paid in capital	1,429,307	—	—	1,429,307
Accumulated deficit	(430,335)	8,418	(8,418)	(430,335)
Accumulated other comprehensive income (loss)	(2,967)	(1,829)	1,666	(3,130)
Total Apollo Global Management, LLC shareholders' equity	1,550,218	6,589	(6,752)	1,550,055
Non-Controlling Interests in consolidated entities	7,492	292,204	(30,534)	269,162
Non-Controlling Interests in Apollo Operating Group	1,002,760	—	—	1,002,760
Total Shareholders' Equity	2,560,470	298,793	(37,286)	2,821,977
Total Liabilities and Shareholders' Equity	$5,423,579	$1,300,013	($84,579)	$6,639,013

1) Represents amounts of the total combined segments.

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Investment Records as of June 30, 2018

Drawdown

($ in millions)	Vintage Year[1]	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	Gross IRR[1]	Net IRR[1]
Private Equity:										
Fund IX	2018	$24,949	$24,729	NM[2]	NM[2]	NM[2]	NM[2]	NM[2]	NM[2]	NM[2]
Fund VIII	2013	21,575	18,377	$14,654	$4,552	$12,196	$17,189	$21,741	25%	17%
Fund VII	2008	5,682	14,677	16,198	30,445	3,291	3,387	33,832	34	26
Fund VI	2006	2,602	10,136	12,457	19,118	2,389	1,987	21,105	12	9
Fund V	2001	298	3,742	5,192	12,711	124	42	12,753	61	44
Funds I, II, III, IV & MIA[3]	Various	14	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[4]		**$55,120**	**$78,981**	**$57,254**	**$84,226**	**$18,000**	**$22,605**	**$106,831**	**39%**	**25%**
ANRP II	2016	3,297	3,454	1,721	795	1,375	1,514	2,309	39	21
ANRP I	2012	880	1,323	1,114	930	653	615	1,545	11	7
AION	2013	721	826	407	252	225	316	568	18	8
Total Private Equity[9]		**$60,018**	**$84,584**	**$60,496**	**$86,203**	**$20,253**	**$25,050**	**$111,253**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$2,076	$3,426	$5,037	$3,825	$1,562	$1,352	$5,177	2%	—%
COF II	2008	56	1,583	2,176	3,136	39	46	3,182	14	11
COF I	2008	331	1,485	1,611	4,336	38	61	4,397	30	27
European Principal Finance Funds										
EPF III[5]	2017	4,464	4,572	738	—	738	753	753	NM[2]	NM[2]
EPF II[5]	2012	2,497	3,482	3,543	3,652	1,150	1,557	5,209	18	11
EPF I[5]	2007	256	1,513	1,988	3,329	—	12	3,341	23	17
Structured Credit Funds										
FCI III	2017	2,760	1,906	1,655	485	1,361	1,640	2,125	NM[2]	NM[2]
FCI II	2013	2,466	1,555	2,370	1,157	1,769	1,804	2,961	11	8
FCI I	2012	979	559	1,446	1,178	829	783	1,961	14	11
SCRF IV[12]	2017	1,726	1,936	1,195	214	993	1,241	1,455	NM[2]	NM[2]
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Other Drawdown Funds & SIAs[6]	Various	6,694	9,546	9,820	9,652	2,346	2,320	11,972	9	7
Total Credit[10]		**$24,305**	**$33,023**	**$34,396**	**$34,277**	**$10,825**	**$11,569**	**$45,846**		
Real Assets:										
U.S. RE Fund II[7]	2016	$991	$920	$561	$344	$354	$439	$783	20%	17%
U.S. RE Fund I[7]	2012	445	653	635	661	240	287	948	15	12
AGRE Debt Fund I[13]	2011	827	2,091	2,091	1,485	858	816	2,301	9	7
CPI Funds[8]	Various	397	4,988	2,574	2,645	259	63	2,708	14	11
Asia RE Fund[7]	2017	606	693	264	198	117	127	325	NM[2]	NM[2]
Total Real Assets[11]		**$3,266**	**$9,345**	**$6,125**	**$5,333**	**$1,828**	**$1,732**	**$7,065**		

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Investment Records – Notes Note: The Drawdown funds included in the investment record table on page 30 have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table on page 30 have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. 1) Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. 2) Data has not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such information was deemed not meaningful. 3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. 4) Total IRR is calculated based on total cash flows for all funds presented. 5) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.17 as of June 30, 2018. 6) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.17 as of June 30, 2018. Additionally, certain SIAs totaling $1.7 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $10.5 billion of Total Invested Capital through June 30, 2018. 7) U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $157 million, $390 million and $350 million of co-investment commitments raised as of June 30, 2018, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.32 as of June 30, 2018. 8) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to June 30, 2018 was (2%). This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. 9) Private equity co-investment vehicles, and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $11.7 billion of aggregate AUM as of June 30, 2018. 10) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $2.5 billion of aggregate AUM as of June 30, 2018. 11) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $5.8 billion of aggregate AUM as of June 30, 2018. 12) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. 13) The investor in this U.S. Dollar denominated fund has chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to June 30, 2018 was 10% and 9%, respectively. 31

Investment Records as of June 30, 2018

Liquid/Performing

($ in millions)	Vintage Year	Total AUM	Net Returns 2Q'18	YTD'18	2Q'17	YTD'17	FY'17
Credit:							
Hedge Funds[1]	Various	$7,006	1%	2%	1%	2%	5%
CLOs[2]	Various	12,782	—	2	1	2	4
SIAs / Other	Various	27,913	1	1	2	4	7
Total		**$47,701**					

Permanent Capital Vehicles

($ in millions)	IPO Year[4]	Total AUM	Total Returns[3] 2Q'18	YTD'18	2Q'17	YTD'17	FY'17
Credit:							
MidCap[5]	N/A	$8,532	5%	9%	3%	6%	12%
AIF	2013	384	1	3	1	10	10
AFT	2011	424	(1)	4	(2)	—	—
AINV[6]	2004	4,443	10	4	—	14	6
Real Assets:							
ARI	2009	5,180	4%	4%	1%	17%	22%
Total		**$18,963**					

Note: The above tables summarize the investment record for our Liquid/Performing and Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation (excluding Athene Non-Sub-Advised, which refers to that portion of Athene's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo, and Athora Non-Sub-Advised, which refers to that portion of Athora's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo). All amounts are as of June 30, 2018, unless otherwise noted.

1) Hedge funds primarily includes Apollo Credit Strategies Master Fund Ltd. and Apollo Credit Master Fund Ltd.
2) CLO returns are calculated based on gross return on invested assets, which excludes cash. Included within Total AUM of CLOs is $4.6 billion of AUM related to a standalone, self-managed asset management business established in connection with risk-retention rules, from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. CLO returns exclude performance related to this AUM.
3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
4) An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 3%, 6%, 2%, 4% and 8% for 2Q'18, YTD'18, 2Q'17, YTD'17 and FY'17, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
6) All amounts are as of March 31, 2018 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV is $1.8 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Net returns exclude performance related to this AUM.

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Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s credit, private equity and real assets segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. • “EI” represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, EI excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. We believe the exclusion of the non-cash charges related to the 2007 Reorganization for equity-based compensation provides investors with a meaningful indication of our performance because these charges relate to the equity portion of our capital structure and not our core operating performance. EI also excludes impacts of the remeasurement of the tax receivable agreement which arises from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 (the “TCJA”). • “ENI” represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. ENI excludes the impacts of the remeasurement of deferred tax assets and liabilities which arises from changes in estimated future tax rates, including impacts related to the TCJA. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ENI is net of preferred distributions, if any, to Series A and Series B Preferred shareholders. Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from EI and ENI, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates and may change due to changes in interpretations and assumptions based on additional guidance that may be issued pertaining to the TCJA. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of EI that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) performance fees earned from a publicly traded business development company we manage and (iv) other income, net, less (y) salary, bonus and benefits, excluding equity-based compensation and (z) other associated operating expenses. • “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and the amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the related funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, (ii) other income (loss), (iii) realized performance fees, excluding realizations received in the form of shares and (iv) realized investment income, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit sharing expense, and (z) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. DE After Taxes and Related Payables is net of preferred distributions, if any, to Series A and Series B Preferred shareholders. 33

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real assets funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. 34

Non-GAAP Financial Information & Definitions Cont’d • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. • “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. • “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, LLC (“Athene Asset Management” or “AAM”) that are invested in commitment-based funds. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share described below. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. • “Gross IRR” of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on June 30, 2018 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on June 30, 2018 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the credit. private equity and real assets segments. • “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs, as well as sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. • “Net IRR” of a credit fund represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 35

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of June 30, 2018 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. • “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene (“ATH”) or Athora Holding Ltd. (“Athora”), (b) assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo and Athene and Apollo, may also be terminated under certain circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII), ANRP I & II, Apollo Special Situations Fund, L.P. and AION Capital Partners Limited (“AION”) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Traditional Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Unrealized MOIC” or “Unrealized Multiple of Invested Capital” is calculated as Unrealized Value divided by Remaining Cost; • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences as per its governing agreements. 36

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 12, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 37